                                 EXHIBIT 10.27
                                 -------------

Approximately 4345 square feet


STATE OF ALABAMA
MONTGOMERY COUNTY


     THIS LEASE AND CONTRACT, made by and between Ropir Communications, a division of Ropir Industries, Inc. hereinafter called LESSOR and Call Points, Inc. hereinafter called LESSEE.


                                  WITNESSETH:

    1. The Lessor hereby rents and leases to the Lessee the building at 1500 Hunter Loop Road, in the City of Montgomery, in Montgomery County, Alabama, to be used by the lessee as offices and for no other use or purpose whatsoever, for and during the term dated from the 1st day of May 1995 to be renewed every year
                                   ---        --------
unless written notice is received 30 days prior to renewal and covenants to keep the Lessee in possession of the leased premises during said term, provided the Lessee complies with the terms and provisions contained herein.


    2.     The Lessee agrees to pay to the Lessor at its office at 301
                                                                   ---
Interstate Park Dr., Montgomery, Alabama 36109 or such place as lessor may
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notify Lessee in writing as rent for the leased premises Four thousand Five
                                                         ------------------
hundred and No/100 ($4500.00) Dollars on the first day of each month in advance
-----------------------------
during said term, being at the rate of Fifty-four Thousand and No/100
                                       ------------------------------
($54000.00) Dollars per annum.
-----------

     3. The Lessee agrees to comply with all the City laws in regard to nuisances insofar as the premises hereby leased are concerned, and by no act render the Lessor liable therefor. The Lessee agrees to comply with reasonable rules and regulations as may hereafter be substituted or adopted by Lessor, and Lessee agrees that lessee will cause all employees and other persons using or about the leased premises to comply with all rules and regulations for said building.

    4. The Lessee hereby acknowledges that said leased premises are received in good condition, and agrees to pay the cost of replacing all glass broken by the Lessee or agents or employees of Lessee, and to further maintain such leased premises in such condition, order and repair as the same are in at the commencement of said term or may be put in during the term except reasonable wear and tear and damages by fire or other casualty not caused by or growing out of negligence, default or wrongful act of Lessee or the agents or employees of lessee and to make good to the Lessor upon demand any damage to the heating, air conditioning, or fixtures or appurtenances due to the act of negligence of the Lessee, or the agent or employees of the Lessee and to permit no waste of the leased premises or to allow the same to be done, but to take good care of the same; and Lessee agrees on the termination of this Lease to surrender to lessor the quiet and peaceable possession of said leased premises in like good order as at the commencement of said term, normal wear and tear excepted.
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    5.     It is agreed that Lessee shall not have the right or power to sublease said leased premises or any part thereof or to transfer or assign this Lease or permit the use of any part of said leased premises by others without the written consent of the Lessor hereon endorsed; the Lessee shall not use or permit to be used the leased premises for any other purpose than as herein leased premises without the written consent of Lessor and all additions, fixtures and improvements which may be made in and become and be the property of Lessor and shall remain upon and be surrendered with the leased premises and as a part thereof at the expiration of said term, except as may be otherwise agreed in writing.

    6. The Lessee covenants with the Lessor that the furniture, goods and effects with which said leased premises are furnished shall be owned by Lessee in lessee's own right (except for furnishings, including carpeting, drapery and other items provided by Lessor) and that the same shall not be encumbered except as subject to the lien and right of the Lessor. In addition, Lessee agrees during the term of this lease, at its own cost and expense to keep all furniture, fixtures and equipment, whether supplied or owned by Lessee or by Lessor, and in addition all glass forming a part of the leased premises, including but not limited to plate glass insured to the extent of eighty (80%) per cent of its full insurable value thereof against loss or damage by fire or other casualty, with extended coverage. Lessee agrees that said insurance and all other insurance carried by Lessee shall contain a waiver of subrogation against Lessor. Lessee further agrees to carry at its own expense, comprehensive public liability insurance coverage on the leased premises, with contractual liability endorsement in a company qualified to transact business in Alabama.


    7. It is mutually agreed that if Lessee should fail to pay any one of the above described installments of rent at maturity, then at the election of the Lessor all the remaining installments shall at once become due and payable and the Lessor may treat them as due and payable, without further notice to Lessee, this Lease being sufficient notice, and if in order to entitle the Lessor to do so, it shall not be necessary to give any notice of the rent or any installment being due and unpaid, or to make any demand for the same, or to give any notice of the violation of this Lease by the Lessee, the execution of this Lease, signed by the said Lessor and the Lessee, which execution is hereby acknowledged being sufficient notice of the rent being due, and of the demand for the same, and shall be so construed between the parties hereto, any law, usage or custom to the contrary notwithstanding.

    8. The Lessee is responsible for all clerks, employees or other persons whom the Lessee permits to be in or about the leased premises, and is liable for any injury or damage done by them the same as if done by the Lessee.

    9. This Lease together with any and all addendum or amendments hereto shall inure to the benefit of the respective parties hereto, their successors, heirs, personal representatives or assigns (provided that any assignment by the Lessee shall be effective only if made in strict accordance with the terms of this Lease).
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     IN WITNESS WHEREOF, the Lessor and Lessee have hereunto executed this Lease on the day and year first above written.



                                    LESSOR:

                                    Ropir Communications, a division of Ropir
                                    Industries, Inc.

                                    /s/ Billie Pirnie
                                    -----------------------------------------
                                    Billie Pirnie, President


                                    LESSEE:

                                    Call Points, Inc.

                                    /s/ Larry C. Grogan
                                    -----------------------------------------
                                    Larry C. Grogan, Executive Vice President